UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 12, 2017, the Board of Directors (the “Board”) of Mateon Therapeutics, Inc. (the “Company”, “we”, “our” or “us”), with the approval of the Compensation Committee of the Board (the “Compensation Committee”), adopted and approved the Mateon Therapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).

The following is a summary of the 2017 Plan. This summary is qualified in its entirety by reference to the text of the 2017 Plan and the form of option agreement under the 2017 Plan, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Eligibility. The 2017 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, and other stock-based awards to employees, consultants and directors. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and provide additional incentive for them to promote our success or the success of our affiliates.

Shares Available for Issuance. The 2017 Plan provides for the issuance of up to 2,000,000 shares of our common stock. Generally shares of common stock reserved for awards under the 2017 Plan that lapse or are cancelled, forfeited, surrendered or terminated for any reason will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

Stock Options. Stock options granted under the 2017 Plan are non-qualified stock options, which are not intended to meet the requirements of Section 422 of the Internal Revenue code. Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for twelve months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2017 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the 2017 Plan, our Board of Directors has authorized our Compensation Committee to administer the 2017 Plan. The Compensation Committee may delegate part of its authority and powers under the 2017 Plan to one or more of our directors and/or officers, but only our Board of Directors or our Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2017 Plan, our Compensation Committee determines the terms of awards, including, which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination and cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the 2017 Plan. In addition, our Compensation Committee may, in its discretion, amend any term or condition of any outstanding award, other than reducing the exercise price or purchase price, provided that (i) the term or condition as amended is not prohibited by the 2017 Plan; (ii) any amendment does not impair the rights of a participant under any award previously granted without that participant’s consent; and (iii) any amendment will be made only after the Compensation Committee determines whether the amendment would cause any adverse tax consequences to the participant.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, the Compensation Committee or the successor board, may, in its sole discretion, take any one or more of the following actions pursuant to the 2017 Plan, as to some or all outstanding awards (i) to provide that all outstanding options shall be assumed or substituted by the successor corporation, (ii) upon written notice to a participant, to provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant, (iii) in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, to make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, (iv) to provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event, and (v) with respect to stock grants and in lieu of any of the foregoing, the Compensation Committee or the successor board may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Compensation Committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2017 Plan may be amended by the Compensation Committee, in their capacity as administrator of the 2017 Plan. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of Plan. The 2017 Plan will expire by its terms on January 12, 2027.

Federal Income Tax Considerations. The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2017 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2017 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Non-Qualified Options. Non-qualified options may be granted under the 2017 Plan. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants. With respect to stock grants under the 2017 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee. With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units. The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

On January 12, 2017, in addition to approving the Board’s adoption of the 2017 Plan, the Compensation Committee adopted and approved the Amended and Restated Mateon Therapeutics, Inc. 2005 Stock Plan and the Amended and Restated Mateon Therapeutics, Inc. 2015 Equity Incentive Plan, as set forth in Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, to reflect certain state securities laws requirements. The amendments were made to comply with certain California qualification requirements for securities which are not listed on a national exchange.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Mateon Therapeutics, Inc. 2017 Equity Incentive Plan
10.2	Form of Option Agreement under Mateon Therapeutics, Inc. 2017 Equity Incentive Plan
10.3	Amended and Restated Mateon Therapeutics, Inc. 2015 Equity Incentive Plan
10.4	Amended and Restated Mateon Therapeutics, Inc. 2005 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: January 13, 2017	/s/ Matthew M. Loar
By: Matthew M. Loar Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Mateon Therapeutics, Inc. 2017 Equity Incentive Plan
10.2	Form of Option Agreement under Mateon Therapeutics, Inc. 2017 Equity Incentive Plan
10.3	Amended and Restated Mateon Therapeutics, Inc. 2015 Equity Incentive Plan
10.4	Amended and Restated Mateon Therapeutics, Inc. 2005 Stock Plan